Exhibit 10.5

EXCLUSIVITY AND RIGHT OF FIRST OFFER AGREEMENT

This EXCLUSIVITY AND RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is entered into as of [•], 2019 by and between Consolidated-Tomoka Land Co., a Florida corporation (“CTO”), and Alpine Income Property Trust, Inc., a Maryland corporation (“Alpine”).

RECITALS

WHEREAS, in connection with Alpine’s initial underwritten public offering (the “IPO”) of common stock, $0.01 par value per share, CTO has sold a portfolio of assets to Alpine and a subsidiary of CTO will enter into a Management Agreement (the “Management Agreement”) with Alpine, effective as of the closing date of the IPO, pursuant to which the CTO subsidiary will act as Alpine’s external manager; and

WHEREAS, as described in the final prospectus used in connection with the IPO, CTO has agreed to provide certain exclusivity commitments to Alpine and a right of first offer with respect to the ROFO Properties (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each signatory hereto, it is agreed as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a person, any person controlling, controlled by or under common control with, the first person. The term “control” shall mean the power to direct the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. For the purposes of this Agreement, Alpine and its consolidated subsidiaries shall be deemed not to be Affiliates of CTO and its consolidated subsidiaries and CTO and its consolidated subsidiaries shall be deemed not be Affiliates of Alpine and its consolidated subsidiaries.

“Acceptance Notice” has the meaning set forth in Section 3(b) of this Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Alpine” has the meaning set forth in the preamble to this Agreement.

“Business Day” means a day on which commercial banks in New York, New York are open for business and that is not a Saturday or Sunday.

“CTO” has the meaning set forth in the preamble to this Agreement.

“Incidental Interest” means an opportunity to acquire, directly or indirectly, (i) an entity that owns a portfolio of commercial income properties that includes, among others, Single-Tenant, Net Leased Properties, or (ii) a portfolio of commercial income properties that includes, among others, Single-Tenant, Net Leased Properties, in either case, where not more than 30% of the value of such portfolio, as reasonably determined by CTO, in consultation with the independent directors of Alpine, consists of Single-Tenant, Net Leased Properties.

“IPO” has the meaning set forth in the recitals to this Agreement.

“Management Agreement” has the meaning set forth in the recitals to this Agreement.

“Opportunity” has the meaning set forth in Section 2(a) of this Agreement.

“Property” means a fee or leasehold interest in a real property, together with all improvements and fixtures located thereon, all rights, privileges and easements appurtenant thereto and all tangible and personal property used in connection therewith.

“Restricted Period” has the meaning set forth in Section 2(a) of this Agreement.

“ROFO Notice” has the meaning set forth in Section 3(b) of this Agreement.

“ROFO Property” means each of the Single-Tenant, Net Leased Properties listed on Schedule I attached hereto and any Single-Tenant, Net Leased Property that is developed and owned by CTO or any of its Affiliates after the closing date of the IPO.

“Single-Tenant, Net Leased Property” means a Property that is net leased, on a triple-net or double-net basis, to a single tenant or, if such Property is net leased to more than one tenant, 95% or more of the rental revenue derived from the ownership and leasing of such Property is attributable to a single tenant.

2. Exclusivity.

(a) Between the date of the closing of the IPO and the expiration or earlier termination of the Management Agreement (the “Restricted Period”), CTO will not, and will cause each of its Affiliates not to, acquire, directly or indirectly, a Single-Tenant, Net Leased Property (an “Opportunity”), unless:

(i) CTO has notified Alpine of the Opportunity by delivering a written notice (which may be by email) containing a description of the Opportunity and the terms of the Opportunity to the chair of the nominating and corporate governance committee (or any successor committee performing one or more of the functions of such committee) of Alpine’s board of directors, and Alpine has affirmatively rejected in writing (which may be by email) the Opportunity or has failed to notify CTO in writing (which may be by email) within ten Business Days after receipt of CTO’s notice that Alpine intends to pursue the Opportunity;

(ii) the Opportunity involves an Incidental Interest;

(iii) the Opportunity involves a property that was under contract for purchase by CTO or an Affiliate of CTO as of the closing date of the IPO, such contract is not assignable to Alpine and, despite commercially reasonable efforts by CTO, the seller will not agree to an assignment of the contract to Alpine; or

(iv) the Opportunity involves a property which, prior to the closing of the IPO, has been identified or designated by CTO as a potential “replacement property” in connection with an open (i.e. not yet completed) like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended.

(b) The parties recognize that the legal requirements and public policies of the various states of the United States or other applicable jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in Section 2(a) of this Agreement. It is the intention of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the legal requirements and public policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such requirements or policies) of any provisions of this Agreement shall not render unenforceable, or impair, the remainder of the provisions of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

(c) For the avoidance of doubt and notwithstanding anything to the contrary, the terms of this Agreement shall not restrict CTO or any of its Affiliates from providing financing for a third party’s acquisition of Single-Tenant, Net Leased Properties or from developing and owning any Single-Tenant, Net Leased Property.

3. Right of First Offer.

(a) CTO hereby agrees that, during the Restricted Period, neither CTO nor any of its Affiliates shall enter into any agreement with any third party for the purchase and/or sale of any ROFO Property without first offering Alpine the right to purchase the ROFO Property.

(b) If, during the Restricted Period, CTO or any of its Affiliates proposes to sell a ROFO Property, CTO or such Affiliate shall deliver a written notice (which may be by email) to Alpine (such notice, a “ROFO Notice”), which ROFO Notice shall set forth the material business terms of such proposal including, without limitation, CTO’s or such Affiliate’s proposed sales price, the square footage of the ROFO Property, the terms of any lease associated with the ROFO Property, the proposed due diligence period, the proposed closing date, any deposit requirements and any other principal business terms. Alpine shall have the option to purchase the ROFO Property, which Alpine shall exercise by delivering irrevocable notice to CTO or its Affiliate, as applicable (an “Acceptance Notice”), within ten Business Days of the giving of the ROFO Notice, along with an agreement of sale to purchase the ROFO Property.

(c) With respect to any ROFO Property for which a ROFO Notice has been delivered pursuant to Section 3(b) above, if Alpine declines or fails to exercise its right of first offer within the period provided in Section 3(b) above (such failure being deemed a waiver of any such right of first offer), then CTO or its Affiliate, as applicable, shall thereafter be free to offer for sale and sell such ROFO Property upon terms similar to those set forth in the ROFO Notice; provided, however, that the sale of such ROFO Property upon terms similar to those set forth in the ROFO Notice shall be completed by CTO or its Affiliate, as applicable, within 12 months of the date the ROFO Notice is delivered to Alpine; provided further, that if CTO or its Affiliate, as applicable, subsequently offers for sale such ROFO Property on terms that are materially different from the terms set forth in the ROFO Notice relating to such ROFO Property, then CTO or such Affiliate shall provide Alpine with a revised ROFO Notice in accordance with the terms set forth above and Alpine shall have all of the same rights as set forth above. Time shall be of the essence as to Alpine’s giving of any Acceptance Notice. The terms upon which CTO or its Affiliate, as applicable, is willing to sell any ROFO Property shall be deemed materially different if the net effective sales proceeds shall be more than five percent (5.00%) less than the net effective sales proceeds set forth in the initial or any revised ROFO Notice.

4. Notices. Except as otherwise expressly provided herein, all notices, requests, demands, claims and other communications required or permitted hereunder will be in writing and will be sent by personal delivery or nationally recognized overnight courier. Any notice, request, demand, claim, or other communication required or permitted hereunder will be deemed duly given, as applicable, upon personal delivery or one Business Day following the date sent when sent by a reputable overnight courier service, addressed as follows:

(a)	If to CTO, to:

Consolidated-Tomoka Land Co.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: General Counsel

(b)	If to Alpine, to:

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: Chair, Nominating and Corporate Governance Committee

with a copy to:

Alpine Income Property Trust, Inc.

1140 N. Williamson Blvd., Suite 140

Daytona Beach, FL 32114

Attention: General Counsel

Any party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by providing to the other parties written notice in the manner herein set forth.

5. Miscellaneous.

(a) Entire Agreement. The agreement of the parties that is comprised of this Agreement sets forth the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and communications, whether oral or written, relating to the subject matter of this Agreement.

(b) Amendments. This Agreement may be amended or modified, but only by an instrument in writing executed by each of the parties hereto.

(c) No Third Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to or will be construed to or will confer upon any other person any right, claim, cause of action, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Assignments. This Agreement will be binding upon and inure to the benefit of and be enforceable by the successors and permissible assigns of the parties hereto. Neither this Agreement nor any rights and obligations hereunder may be assigned, hypothecated or otherwise transferred by any party hereto (by operation of law or otherwise) without the prior written agreement of the other party.

(e) Governing Law. This Agreement, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

(f) Jurisdiction. Each party to this Agreement, by its execution hereof, hereby: (i) irrevocably submits to the exclusive jurisdiction of the state courts of the State of Florida, located in Orlando, or in the United States District Court for the Middle District of Florida, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof; (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) agrees not to commence any such action, suit or proceeding other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby (x) consents to service of process in any such action in any manner permitted by the laws of the State of New York; (y) agrees that service of process made in accordance with clause (x) will constitute good and valid service of process in any such action; and (z) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (x) or clause (y) does not constitute good and valid service of process.

(g) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged immediately, extensively and irreparably and no adequate remedy at law would exist in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or violated. Accordingly, in addition to, and not in limitation of, any other remedy available to any party, the parties agree that, without posting bond or similar undertaking, each of the other parties shall be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to the remedy of specific performance of this Agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter in addition to any other remedy to which such party may be entitled, at law or in equity. Such remedies, and any and all other remedies provided for in this Agreement, will, however, be cumulative in nature and not exclusive and will be in addition to any other remedies to which such party may be entitled. Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to any party. Each party further agrees that, in the event of any action for specific performance in respect of any breach or violation, or threatened breach or violation, of this Agreement, it shall not assert the defense that a remedy at law would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on any other grounds.

(i) No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), or shall constitute a continuing waiver unless otherwise expressly provided. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party against whom such waiver is intended to be effective.

(j) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which will be deemed an original for all purposes and all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile or PDF signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

CONSOLIDATED-TOMOKA LAND CO.

By:

Name:
Title:

ALPINE INCOME PROPERTY TRUST, INC.

By:
Name:
Title:

[Signature Page to Exclusivity and Right of First Offer Agreement]

Schedule I

ROFO Properties

[Insert Schedule of ROFO Properties – To Come]

Sch. I-1